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                              EMPLOYMENT AGREEMENT



AGREEMENT made this _______ day of ____________________, 1996 between CARNEGIE BANCORP, a New Jersey corporation having its principal place of business at 619 Alexander Road, Princeton, New Jersey 08540 ("Carnegie") and Mark A. Wolters, an individual residing at ______________________________________ (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, Carnegie deems it to be in its best interests to secure and retain the services of the Executive and the Executive desires to work for Carnegie upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       Employment and Term.

                  (a) Carnegie hereby employs the Executive as Executive Vice President of Carnegie and of Carnegie Regent Bank, N.A. (collectively, the "Position") and the Executive agrees to serve in the employ of Carnegie in the Position, for a term of three years (the "Initial Term"), which shall commence on the date hereof (the "Effective Date"), and which, subject to paragraphs 1(b) and 1(c) hereof, shall terminate on the third anniversary of the Effective Date.

                  (b) Unless written notice terminating the term of employment is given by either Carnegie or the Executive not less than 90 days prior to the end of the Initial Term or any renewal term, this Agreement shall be automatically extended, on all of the terms and conditions hereof, for successive periods of one year.

                  (c) Carnegie shall have the right to terminate the Executive's employment hereunder prior to the third anniversary of the Effective Date, but only for cause. For purposes of this Agreement, "cause" means (i) the Executive's willful and continued failure substantially to perform the duties of his Position with Carnegie, (ii) fraud, misappropriation or other intentional material damage to the property or business of Carnegie, (iii) the Executive's admission or conviction of, or plea of nolo contendere to, any felony that, in the judgment of the Board of Directors of Carnegie (the "Board"), adversely affects Carnegie's reputation or the Executive's ability to perform his duties hereunder; or (iv) Executive's willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued by or regulatory consent agreement with any banking regulatory agency having jurisdiction over Carnegie or its subsidiaries.


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         (d) The Executive shall have the right to terminate his employment hereunder at any time prior to the third anniversary of the Effective Date, upon giving sixty (60) days' prior written notification to Carnegie.

         2.       Duties.

                  (a) Subject to the ultimate control and discretion of the Board and the Chief Executive Officer, the Executive shall serve in the Position and perform all duties and services of an executive nature commensurate to the Position which the Board and the Chief Executive Officer may from time to time reasonably assign to the Executive.

                  (b) The Executive shall, consistent with his position Executive Vice President of Carnegie, be responsible for such duties and services as are incidental to the position, subject to the authority of the Board and the Chief Executive Officer of Carnegie.

                  (c) The Executive shall devote all of the Executive's time and attention during regular business hours to the performance of the Executive's duties hereunder and, during the term of the Executive's employment hereunder, shall not engage in any other business enterprise which requires more than five hours per week of the Executive's personal time or attention, unless granted the prior permission of the Board. The foregoing shall not prevent the Executive's purchase, ownership or sale of investment securities or of any interest in, any business which competes with the business of Carnegie or the Executive's involvement in charitable or community activities, provided that the time and attention which the Executive devotes to such business and activities does not materially interfere with the performance of the Executive's duties hereunder.

         3.       Compensation.



                  (a) For all services to be rendered by the Executive under this Agreement, Carnegie agrees to pay the Executive a salary of not less than $110,000 per annum during the term of this Agreement ("Base Compensation"), payable in accordance with Carnegie's normal payroll practices as in effect from time to time, plus an annual bonus (the "Bonus") equal to not less than 1.2 percent of the net after-tax income of Carnegie calculated before the Executive's and other executive additional compensation is deducted and before any dividends or other bonuses are deducted, plus such other additional compensation as may be awarded from time to time to the Executive by the Board.



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                  (b) The Executive, in his capacity as a Director of Carnegie, shall receive a fee of $750 for each Directors meeting and an additional fee of $300 for each Committee meeting attended; provided, however, that Executive

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shall not be entitled to any compensation for attendance at loan committee meetings. Said amount shall be increased in the event the Board increases the per meeting compensation of members of the Board.


                  (c) The compensation provided for in paragraph 3(a) hereby shall be in addition to such rights as the Executive may have, during the Executive's service thereunder or hereafter, to participate in and receive benefits from or under any bonus, stock option, pension, profit-sharing, insurance or other employee benefit plan or plans of Carnegie which may exist now or hereafter (collectively, the "Plans").


                  (d) During the term of the Executive's employment hereunder and for a period of two years after the termination of such employment (unless such termination is by Executive pursuant to paragraph 1(d) hereof or by Carnegie pursuant to paragraph 1(c)(ii), (iii) and (iv) hereof), Carnegie agrees to provide the Executive and his spouse, or reimburse the Executive and his spouse for the cost of, (i) the medical and dental insurance benefits in which the Executive and his spouse participated immediately prior to the Effective Date or (ii) equivalent or better benefits.

                  (e) If Carnegie terminates the Executive's employment hereunder, other than in accordance with paragraph 1(c) hereof, prior to the expiration of the Initial Term, Carnegie shall continue to pay the Executive the Base Compensation and Bonus provided in paragraph 3(a) hereof, in accordance with Carnegie's normal payroll practices in effect from time to time, and maintain or pay for the medical and dental insurance benefits provided in paragraph 3(d) hereof, for the remainder of the Initial Term.

         4. Vacations. The Executive shall be entitled each year to four weeks of vacation time during which vacation the Executive shall continue to receive the compensation provided in paragraph 3 hereof. Each vacation shall be taken by the Executive at such time or times as the Executive reasonably determines, taking into account Executive's duties as set forth in Section 2 hereof and Carnegie's business needs at any particular time.

          5. Expenses. Carnegie shall promptly reimburse the Executive for all reasonable expenses paid or incurred by the Executive in connection with his employment hereunder upon presentation of expense vouchers or appropriate documentation therefor reasonably requested by Carnegie.


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         6.       Death. If the Executive dies during the Initial Term of this
Agreement, this Agreement shall terminate and Carnegie's sole obligation hereunder shall be to pay to the Executive's spouse, if such spouse survives the Executive, or if not, to the Executive's issue in equal amounts, or if none

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survive, to his Estate, (a) any accrued but unpaid compensation due the
Executive pursuant to paragraph 3 hereof to the date of the Executive's death and (b) the Base Compensation and Bonus which would otherwise be payable to Executive through the end of the 12-month period following the date of the Executive's death. Such Base Compensation and Bonus shall be paid in accordance with Carnegie's normal payroll practices as in effect from time to time.

         7. Indemnification. Carnegie shall indemnify the Executive, to the fullest extent permitted by law, for any and all liabilities to which the Executive may be subject as a result of, in connection with or arising out of his employment by Carnegie hereunder, as well as the costs and expenses (including attorneys' fees) of any legal action brought or threatened to be brought against the Executive or Carnegie as a result of, in connection with or arising out of such employment. The Executive shall be entitled to the full protection of any insurance polices which Carnegie may elect to maintain generally for the benefit of its directors and officers.

         8.       Change in Control.


                  (a) Upon the occurrence of a Change in Control (as herein defined) followed at any time during the term of this Agreement by the involuntary termination of the Executive's employment other than for "cause", as defined in paragraph 1(c) hereof, or, as provided below, the voluntary termination of his employment by Executive within 18 months of such Change in Control, the Executive shall be entitled to the benefits provided under paragraph 8(c). Upon the occurrence of a Change in Control, the Executive shall have the right to elect to voluntarily terminate his employment within 18 months of such Change in Control following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than thirty miles from its location immediately prior to the Change in Control.


                  (b)      A "Change in Control"  shall mean:

                                    (i) a reorganization, merger, consolidation
                             or sale of all or substantially all of the assets of Carnegie, or a similar transaction in which Carnegie is not the resulting entity and which is not approved by a majority of the Incumbent Board (as herein defined);

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                                    (ii)  individuals who constitute the
                             Incumbent Board of Carnegie cease for
                             any reason to constitute a majority thereof;


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                                    (iii) the acquisition by any party or group
                             acting in concert of control of Carnegie, within the meaning of 12 C.F.R. ss. 225.2(d)(2), as determined by the Incumbent Board; provided, however, that a change in control shall not be deemed to occur if the transaction(s) constituting a change in control is approved by a majority of the Incumbent Board;

                                    (iv) an event of a nature that would be
                             required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                                    (v) Without limitation, a change in control
                             shall be deemed to have occurred at such time as
                             (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of Carnegie representing 25 percent or more of Carnegie's outstanding securities ordinarily having the right to vote for the election of directors, excluding any securities purchased by any employee benefit plans established by Carnegie from time to time in determining whether such person is the beneficial owner of more than 25 percent of Carnegie's securities; or

                                    (vi) A proxy statement soliciting proxies
                             from stockholders of Carnegie is disseminated by someone other than the current management of Carnegie, seeking stockholder approval of a plan of reorganization, merger or consolidation of Carnegie or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by Carnegie;

                                    (vii) A tender offer is made for 25 percent
                             or more of the voting securities of Carnegie and the stockholders owning beneficially or of record 25 percent or more of the outstanding securities

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                             of Carnegie have tendered or offered to sell their
                             shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

                  For these purposes, "Incumbent Board" means the Board of Directors of Carnegie on the Effective Date, provided that any person becoming a director of Carnegie subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

                  (c) In the event the conditions of paragraph (a) above are met, the Executive shall be entitled to receive the Base Compensation and Bonus which would otherwise have been payable to the Executive through the end of the 18-month period after such termination. Such payments will be made in accordance with Carnegie's normal payroll practices in effect at the time of the Executive's termination. In addition, Carnegie shall continue to provide the Executive with hospital, health, medical and life insurance, and any other benefits in effect at the time of such termination through the end of such period. The Executive shall have no duty to mitigate damages in connection with his termination by Carnegie or its successor without cause. However, in the event the Executive obtains new employment and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Carnegie to the Executive upon the date of such termination, Carnegie may permanently terminate the duplicative benefits it is obligated to provide hereunder.

         9.       Additional Covenants.

                  (a) Confidential Information. Except as required in the performance of his duties hereunder, the Executive shall not use or disclose any Confidential Information (as hereinafter defined) or any know-how or experience related thereto without the express prior written authorization of Carnegie. Upon termination of his employment, the Executive shall leave with Carnegie all documents and other items in his possession which contain Confidential Information. For purposes of this paragraph 9(a), the term "Confidential Information" shall mean all information about Carnegie or relating to any of its services or any phase of its operations not generally known to any of its competitors with which the Executive becomes acquainted during the term of his employment.

                  (b) Specific Performance. Carnegie and the Executive agree that irreparable damage would occur in the event that the provisions of paragraph 9(a) hereof were not performed in

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accordance with their specific terms or were otherwise breached. Carnegie and the Executive accordingly agree that Carnegie shall be entitled to an injunction

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or injunctions to prevent a breach of paragraph 9(a) hereof and to enforce specifically the terms and provisions of paragraph 9(a) hereof in addition to any other remedy to which Carnegie is entitled at law or in equity.

         10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if sent by registered or certified mail to either party hereto at their respective addresses set forth above. All notices shall be deemed given when mailed.

         11. Assignability. The services of the Executive hereunder are personal in nature, and neither this Agreement nor the rights or obligations of Executive hereunder may be assigned , whether by operation of law or otherwise. This Agreement shall be binding upon, and inure to the benefit of, Carnegie and its permitted successors and assigns hereunder. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and other legal representatives.

         12. Waiver. The waiver by Carnegie or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey without giving effect to principles of conflict of laws.

         14. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended, waived, changed, modified or discharged, except by an agreement in writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

                                CARNEGIE BANCORP


Attest:                                       By:
       ---------------------------------         -------------------------------
                                                 Thomas L. Gray, Jr.,
                                                 President and Chief
                                                 Executive Officer


Witness:
        --------------------------------      ----------------------------------
                                              Mark A. Wolters